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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement for Cytation.com Incorporated of our independent auditors' report, dated August 10, 1999, relating to the financial statements of ECI, Inc. as of and for the years ended December 31, 1998, 1997 and 1996, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement, with respect only to matters pertaining to ECI, Inc.



/s/ Paolilli & Jarek, LLC
Paolilli & Jarek, LLC

Chelmsford, Massachusetts
January 19, 2000